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                                                                    Exhibit 99.1


                   AMERICAN GENERAL HOSPITALITY CORPORATION

                      1998 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   AMERICAN GENERAL HOSPITALITY CORPORATION

        The undersigned appoints Steven D. Jorns and Kenneth E. Barr, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $.01 per share ("AGH Common Stock") of American General Hospitality Corporation ("AGH") which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of AGH, and including at any adjournments or postponements thereof as follows:

    THE BOARD OF DIRECTORS OF AGH RECOMMENDS A VOTE FOR THE ELECTION OF THE PROPOSALS SET FORTH BELOW UNDER ITEMS 1-6.

    1. To consider and vote upon a proposal (the "Merger Proposal" or "Proposal One") to approve and adopt an Agreement and Plan of Merger, dated as of March 15, 1998, among AGH, American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, CapStar Hotel Company, a Delaware corporation ("CapStar"), CapStar Management Company, L.P., a Delaware limited partnership, and CapStar Management Company II, L.P., a Delaware limited partnership.

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]


    2. To consider and vote upon a proposal to amend AGH's Charter to: (i) increase the number of authorized shares of stock and authorized number of shares of AGH Common Stock, (ii) authorize the issuance of shares of preferred stock having such preferences, rights and other terms as the Board of Directors may determine from time to time, and (iii) to the extent permitted under applicable Maryland law, permit the Board of Directors to increase or decrease the number of authorized shares of stock of AGH without stockholder approval ("Proposal Two").

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]


    3. To consider and vote upon a proposal to approve the amendment and restatement of the American General Hospitality Corporation Non-Employee Directors' Incentive Plan ("Proposal Three").

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]


    4. To consider and vote upon a proposal to approve the amendment and restatement of the American General Hospitality Corporation 1996 Incentive Plan ("Proposal Four").

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]


    5. Election of Directors    FOR [  ]      WITHHELD [  ]
       Nominees:  H. Cabot Lodge III, Janes R. Worms,
       Paul W. Whetsell, Daniel L. Doctoroff, William S. Janes,
       Bruce G. Wiles, James F. Dannhauser and [additional director] FOR, except vote withheld from the following nominee(s):

       --------------------------------------------------------

    6. To consider and vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

                                                     (continued on reverse side)
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(continued from other side)

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of AGH Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If a proxy is submitted and no directions are given, the proxy will be voted for the approval of the Merger Proposal and for the additional Proposals referred to herein. Nonvoting shares (including broker non-votes) and abstentions will have the effect of a vote against the Merger Proposal and Proposal Two and will have no effect on the votes to approve Proposals Three, Four and Five.

You may revoke your proxy at any time before it is voted.

This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting.


                            DATED:______________________________________, 1998

                            PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.


                            __________________________________________________
                                              (Signature)


                            __________________________________________________
                                      (Signature, if held jointly)


                            __________________________________________________
                                                 (Title)

                            WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.

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IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE!
IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL _______________________
                         (___) ___-____ (CALL COLLECT)
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